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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 1997 (except Notes 2 and 8, as to which the date is April 15, 1997), in this Registration Statement on Form S-4 and related Prospectus of SubMicron Systems Corporation for the registration of $8,692,028 in aggregate principal amount of 8% Convertible Subordinated Notes.


                                                           /S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 23, 1997